UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        November 30, 2004

BREK ENERGY CORPORATION
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-27753 (Commission File Number)	98-0206979 (I.R.S. Employer Identification No.)
346 Kensington High Street, London, United Kingdom (Address of principal executive offices)		W14 8NS (Zip Code)

Registrant’s telephone number, including area code 011-44-20-7371-6668

42 Brooke Street, Suite 308, London, W1K 5DB, United Kingdom
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01.    Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On November 24, 2004, Deloitte Touche Tohmatsu resigned as the independent accountants of Brek Energy Corporation.
(ii)	The reports of Deloitte Touche Tohmatsu on the financial statements for the two fiscal years ended December 31, 2001 and 2000, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The reports of Deloitte Touche Tohmatsu on the financial statements for the fiscal years ended December 31, 2001 and 2000 contained an explanatory paragraph on changes in accounting principle for goodwill and certain convertible instruments respectively.
(iii)	Brek Energy Corporation’s Board of Directors participated in and approved the decision to change independent accountants.
(iv)	In connection with its audits for the fiscal years December 31, 2001 and 2000, and through November 24, 2004, there have been no disagreements with Deloitte Touche Tohmatsu on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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(b)	New independent accountants

Brek Energy Corporation engaged Hall & Company Certified Public Accountants, Inc. as its new independent accountants as of November 24, 2004. During the two years ended December 31, 2001 and 2000 and through November 24, 2004, Brek Energy Corporation has not consulted with Hall & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Brek Energy Corporation’s financial statements, and either a written report was provided to Brek Energy Corporation or oral advice was provided that Hall & Company concluded was an important factor considered by Brek Energy Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement.

Item 9. Financial Statements and Exhibits.

Exhibit	Description
16	Letter to Securities and Exchange Commission dated November 30, 2004 from Deloitte Touche Tohmatsu regarding change in certifying accountant	To be filed later

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Brek Energy Corporation has caused this report to be signed on its behalf by the undersigned duly authorized person.

BREK ENERGY CORPORATION

By: /s/ Richard N. Jeffs
Dated: November 30, 2004
Richard N. Jeffs - CEO & President

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